Entergy Corporation
500 Clinton Center Drive
Clinton, MS  39056

Exhibit 99.1

News
Release

Date:	January 19, 2006

For Release:	Immediate

Contact:	Yolanda Pollard (Media) (504) 576-4238 ypollar@entergy.com	Michele Lopiccolo (Investor Relations) (601) 339-2816 mlopicc@entergy.com

Entergy Provides Preliminary Fourth Quarter Earnings Guidance Reflecting
Higher Nuclear Profits Partially Offset by Hurricane-Related Effects at the Utility

Clinton, Miss. - Entergy Corporation (NYSE: ETR) today indicated that it expects fourth quarter 2005 as-reported earnings of approximately $0.42 per share and fourth quarter operational earnings of approximately $0.54 per share.

Fourth quarter 2005 as-reported earnings are expected to be lower compared to fourth quarter 2004, when Entergy reported $0.68 per share. These as-reported results, in accordance with generally accepted accounting principles, are comprised of operational earnings (described below) and special items which are those events that are less routine, are related to prior periods, or are related to discontinued businesses.

Fourth quarter as-reported 2005 results will include a special item to record a $(0.12) per share impairment loss at Entergy's competitive retail business in connection with the company's decision to pursue the sale of that business. This compares to $0.18 per share of special items recorded in fourth quarter 2004 comprised of the following:

  a loss from Entergy-Koch, LP of $(0.15) per share,
  an impairment of $(0.16) per share in connection with a power plant owned by Entergy's non-nuclear wholesale assets business, and tax benefits of $0.49 per share associated with restructuring a portion of Entergy's position in its non-nuclear wholesale assets business and the Entergy-Koch investment.

Fourth quarter 2005 operational earnings are expected to be higher compared to fourth quarter 2004, when Entergy reported operational earnings of $0.50 per share, due primarily to higher results at Entergy Nuclear. Fewer planned outages in fourth quarter 2005, higher pricing, lower operation and maintenance expense, and accretion in the current period resulting from the share repurchase program were the primary drivers of the higher results at Entergy Nuclear. In addition, operational results at Entergy's non-nuclear wholesale assets business are expected to be higher compared to one year ago due primarily to the sale of SO2 allowances during fourth quarter 2005.

The improved operational results at Entergy Nuclear and Entergy's non-nuclear wholesale assets business are expected to be partially offset by a decrease in earnings at Utility, Parent and Other. The decreased earnings in this business are due primarily to lower revenues associated with prolonged customer outages due to hurricanes in third quarter 2005, partially offset by warmer than normal weather in fourth quarter 2005, lower operation and maintenance expense, in part storm related, and the impact of accretion in the current period.

In addition, Entergy refined its estimates of storm restoration and business continuity costs in connection with Hurricanes Katrina and Rita.

Company	Estimated Costs (U.S. $ in millions)
Entergy Gulf States - LA	195
Entergy Gulf States - TX	380
Entergy Louisiana	510
Entergy Mississippi	120
Entergy New Orleans	275
Other	20
Total	1,500

The above cost estimates do not include other potential incremental losses that cannot be estimated at this time or any offset for recovery initiatives being pursued, including insurance reimbursement, federal assistance and recovery from the Federal Energy Regulatory Commission and local regulatory bodies.

As previously indicated, Entergy plans to issue earnings per share guidance for 2006 as part of its fourth quarter earnings release and provide details on guidance ranges consistent with its past practice. In addition, the company will provide estimates of cash flow and cash available to reflect its latest estimates of storm-related revenue and costs.

Finally, Entergy noted that events related to Hurricanes Katrina and Rita and the bankruptcy proceeding for Entergy New Orleans, Inc., among other things, that occur prior to the filing of the 2005 financial statements under Form 10-K, could result in a subsequent event(s) that need to be reflected in the Form 10-K in accordance with generally accepted accounting principles. This subsequent event(s) might materially change the accounting disclosures and/or the reported income of Entergy and one or more of its operating subsidiaries. Examples of events that might result in subsequent event accounting and disclosure could include a determination as to the permanent loss of certain customers, finalization of insurance proceeds, potential regulatory outcomes and/or other potential adverse events related to ENOI's filing for bankruptcy protection, among other things.

A teleconference will be held on January 31, 2006 at 10:00 a.m. CST to discuss Entergy's fourth quarter 2005 earnings announcement, and may be accessed by dialing (719) 457-2621 no more than 15 minutes prior to the start of the call. The confirmation number is 3816450. Internet users may also access the teleconference and view presentation slides by visiting Entergy's website at www.entergy.com/webcasts. For seven days following the teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820. The confirmation number is the same.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of over $10 billion and approximately 14,000 employees.

Additional investor information can be accessed online at

www.entergy.com/earnings

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, the ability to meet credit support requirements, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, general corporate ratings, and the rating agencies' ratings criteria, changes in environmental, tax, and other laws, the economic climate, changes in inflation, interest rates, and foreign currency exchange rates, changes in accounting standards, corporate governance, and security law requirements, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation and in regulation of the nuclear industry, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, Entergy's ability to attract and retain talented management and directors, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact, if any, of this proceeding on other Entergy companies.